UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Grapefruit USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1000 Northwest Street, Mid-Town Brandy Wine, Suite 1200-3094, Wilmington, DE 19801

(Address of Principal Executive Offices) (Zip Code)

(310) 575-1175

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Agreement.

On March 22, 2022, the Company entered into a Memorandum of Understanding with Diagnostic Lab Corporation, Inc., a Delaware corporation (“DLC”). On June 30, 2022, the Company entered into a Binding Letter of Intent (“LOI”) with DLC. Pursuant to the LOI, the Company will acquire DLC, its IP and all of its affiliated entities for a combination of cash and a to-be-determined number of the Company’s $0.0001 par value common stock. The Company and DLC will jointly recapitalize the Company by raising $12.5 million (inclusive of a currently committed $5.5 million debt facility) which will enable the Company to construct its Good Manufacturing Practices (“cGMP”) certified Desert Hot Springs, CA, Coachillin’ Park “Mothership” facility which will house a state-of-the-art indoor cultivation, manufacturing laboratory and distribution facility. In addition, the recapitalization will fund the Company’s Hourglass 510K Project, the Hyer Medical Study of the effects of Hourglass powered products on osteoarthritis sufferers and afford sufficient working capital and interest payment reserves to allow the post-transaction Company to reach positive cash flow.

Item 9.01. Exhibits

Exhibit 1.01	Binding Letter of Intent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Grapefruit USA, Inc.

	By	/s/ Bradley J. Yourist
	Name:	Bradley J. Yourist
	Title:	CEO and Director
Date: July 5, 2022

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